UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2007
STARBUCKS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Washington	0-20322	91-1325671

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)
2401 Utah Avenue South, Seattle, Washington 98134
(Address of principal executive offices)
(206) 447-1575
(Registrant’s Telephone Number, including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 10.1.1
EXHIBIT 10.1.2
[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

Item 1.01. Entry into a Material Definitive Agreement.
On March 27, 2007 (the “Effective Date”), Starbucks Corporation (the “Company”) entered into a new commercial paper program (the “Program”) on a private placement basis under which the Company may issue unsecured commercial paper notes (the “Notes”) up to a maximum aggregate amount outstanding at any time of up to $1,000,000,000. Under the Program, the Company may issue commercial paper from time to time, and the proceeds of the commercial paper financing will be used for general corporate purposes, including working capital, capital expenditures, acquisitions and share repurchases. Amounts available under the Program may be reborrowed. The Program is backstopped by the Company’s Credit Agreement that was entered into on August 12, 2005. If at any time funds are not available on favorable terms under the Program, the Company may resort to the Credit Agreement for funding. The Board of Directors of the Company has authorized the Program to serve as an alternative source of funding for the Company, but not as an increase to the Company’s overall debt. Banc of America Securities LLC, and Goldman, Sachs & Co. will each act as a dealer under the Program (collectively the “Dealers”) pursuant to the terms and conditions of their respective Dealer Agreements with the Company (each, a “Dealer Agreement”). JPMorgan Chase Bank, N.A, will act as Issuing and Paying Agent under the Program.
The Program provides the terms under which the Dealers will either purchase from the Company or arrange for the sale by the Company of Notes pursuant to an exemption from federal and state securities laws. The Program contains customary representations, warranties, covenants and indemnification provisions. The maturities of the Notes will vary, but may not exceed 397 days from the date of issue. The principal amount of outstanding Notes under the Program may not exceed $1,000,000,000. The Notes will be sold at a discount from par or, alternatively, will be sold at par and bear interest at rates that will vary based on market conditions at the time of the issuance of the Notes. The rate of interest will depend on whether the note will be a fixed or floating rate. The interest on a floating rate may be based on any of the following: (a) CD rate, (b) commercial paper rate; (c) the federal funds rate; (d) LIBOR; (e) prime rate; (f) treasury rate; and (g) other base rate as may be specified in a supplement.
The Program contains certain events of default including, among other things: non-payment of principal; interest or fees; violation of covenants; cross default to certain other indebtedness; invalidity of any loan document; material judgments; bankruptcy and insolvency events; and a change of control, subject in certain instances to cure periods.
A copy of each Dealer Agreement is attached to this report as Exhibit 10.1.1 and 10.1.2, respectively, and each is incorporated herein by reference as though it were fully set forth herein. The description above is a summary of the Program and is qualified in its entirety by the complete text of the Program itself.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information related to the $1,000,000,000 unsecured commercial paper program discussed under Item 1.01 above is hereby incorporated by reference under this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 10.1.1	Commercial Paper Dealer Agreement between Starbucks Corporation and Banc of America Securities LLC, dated as of March 27, 2007.

Exhibit 10.1.2	Commercial Paper Dealer Agreement between Starbucks Corporation and Goldman, Sachs & Co., dated as of March 27, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION
By:	/s/ Michael Casey
Michael Casey
executive vice president, chief financial officer and chief administrative officer

Dated: March 27, 2007

Exhibit Index

Exhibit No.	Description
Exhibit 10.1.1	Commercial Paper Dealer Agreement between Starbucks Corporation and Banc of America Securities LLC, dated as of March 27, 2007.

Exhibit 10.1.2	Commercial Paper Dealer Agreement between Starbucks Corporation and Goldman, Sachs & Co., dated as of March 27, 2007.

5